Exhibit 32

Certification by Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

We, Christopher T. Metz, Chief Executive Officer, and Miguel A. Lopez, Chief Financial Officer, of Vista Outdoor Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)
the Quarterly Report on Form 10-Q for the period ended July 1, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: August 9, 2018

By:	/s/ Christopher T. Metz
Name:	Christopher T. Metz
Title:	Chief Executive Officer

By:	/s/ Miguel A. Lopez
Name:	Miguel A. Lopez
Title:	Senior Vice President and Chief Financial Officer